Exhibit 99.1

NEWS RELEASE

Broadcom Business Press Contact	Intel Press Contact
Laura Brandlin	Chuck Mulloy
Director, Marketing Communications	Public Relations
(949) 926-5108	(408) 765-3484
lbrandlin@broadcom.com	chuck.mulloy@intel.com

Broadcom Investor Relations Contact
Peter Andrew
Sr. Director, Investor Relations
(949) 926-5663
andrewtp@broadcom.com

Broadcom, Intel Settle All Litigation,
Execute Patent Cross-License

IRVINE and SANTA CLARA, Calif., August 8, 2003 — Broadcom Corporation (Nasdaq: BRCM) and Intel Corporation today announced they have settled all outstanding litigation between the companies as well as all litigation involving their affiliates.

Broadcom, Intel and certain of their subsidiaries have been engaged in several patent lawsuits in the federal courts as well as proceedings in the International Trade Commission. Under the settlement agreement, all outstanding claims and counterclaims in those actions will be dismissed with prejudice. The parties also entered into reciprocal releases covering all patent claims and certain other claims. In connection with the settlement, Broadcom will pay Intel $60 million in cash in two equal installments in the third and fourth fiscal quarters of 2003.

Additionally, Broadcom and Intel entered into a separate comprehensive cross-license agreement covering patents owned or controlled by either party or its subsidiaries, and having a first effective filing date, at any time through August 7, 2008. Under the agreement, products of each party and its subsidiaries are licensed under the patents of the other for the respective lives of the patents. All existing products of each party are licensed by the other. Certain proprietary products of each party are not licensed to the other, but neither company believes that the license exceptions are material to its business as currently conducted or planned. No fees or royalties are payable by either party with respect to its business as currently conducted or planned.

The companies each expressed satisfaction with the litigation settlement as well as the patent cross-license agreement.

Broadcom said that it will take a one-time charge for the $60 million settlement payment in its financial statements for the fiscal quarter ended June 30, 2003, which the company expects to file with the Securities and Exchange Commission on Form 10-Q on or before August 14, 2003.

About Broadcom

Broadcom Corporation is the leading provider of highly integrated silicon solutions that enable broadband communications and networking of voice, video and data services. Using proprietary technologies and advanced design methodologies, Broadcom designs, develops and supplies complete system-on-a-chip solutions and related hardware and software applications for every major broadband communications market. Broadcom’s diverse product portfolio includes solutions for digital cable and satellite set-top boxes; cable and DSL modems and residential gateways; high-speed transmission and switching for local, metropolitan, wide area and storage networking; home and wireless networking; cellular and terrestrial wireless communications; Voice over Internet Protocol (VoIP) gateway and telephony systems; broadband network processors; and SystemI/O™ server solutions. These technologies and products support Broadcom’s core mission: Connecting everything®.

Broadcom has headquarters in Irvine, Calif., and may be contacted at (949) 450-8700 or at www.broadcom.com.

About Intel

Intel, the world’s largest chip maker, is also a leading manufacturer of computer, networking and communications products. Additional information about Intel is available at www.intel.com/pressroom.

Safe Harbor Statement of Broadcom Corporation under the Private Securities Litigation Reform Act of 1995:

All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs, and certain assumptions made by us. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” similar expressions, and variations or negatives of these words. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements speak only as of the date hereof and are based upon the information available to us at this time. Such information is subject to change, and we will not necessarily inform you of such changes. These statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, the actual results of Broadcom could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors.

The Securities and Exchange Commission filings of Broadcom,including without limitation its Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, and recent Current Reports on Form 8-K, discuss important risk factors that could contribute to such differences or otherwise affect its business, results of operations and financial condition. Broadcom undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

Broadcom®, the pulse logo, SystemI/O™ and Connecting everything® are trademarks of Broadcom Corporation and/or its affiliates in the United States and certain other countries. Intel is a registered trademark of Intel Corporation. All other trademarks mentioned are the property of their respective owners.